UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 20, 2026
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QT IMAGING HOLDINGS, INC.
(Exact name of Registrant as Specified in Charter)
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Delaware	001-40839	86-1728920
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation or Organization)	File Number)	Identification Number)

3 Hamilton Landing, Suite 160
Novato, CA 94949
(Address of principal executive offices, including Zip Code)
(650) 276-7040
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.0001 per share	QTI	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Chief Executive Officer Base Salary Increase and Bonus
On March 20, 2026 (the “Approval Date”), the Board of Directors (the “Board”) of QT Imaging Holdings, Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), (i) approved an increase in the base salary for Dr. Raluca Dinu, the Company’s Chief Executive Officer, effective as of the Approval Date and (ii) approved a cash bonus for Dr. Dinu in the amount of $231,993. As previously disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on August 29, 2025, prior to this increase, Dr. Dinu’s base salary was $550,000 per year, and effective as of the Approval Date, Dr. Dinu’s base salary is $605,000 per year.
Chief Financial Officer Bonus
Also on the Approval Date, the Board, upon the recommendation of the Compensation Committee, approved a cash bonus for Jay Jennings, the Company’s Chief Financial Officer, in the amount of $40,576.
Chief Executive Officer Restricted Stock Unit Grant
Also on the Approval Date, the Board, upon the recommendation of the Compensation Committee, approved a grant to Dr. Dinu, under the Company’s 2024 Equity Incentive Plan (the “Plan”), of restricted stock units (“RSUs”), comprised of a grant of 3,500 RSUs (the “Dinu Director Grant”), a grant of 16,000 RSUs (the “First Dinu Officer Grant”) and a grant of 500,000 RSUs (the “Second Dinu Officer Grant” and, together with the Dinu Director Grant and First Dinu Officer Grant, the “Dinu Grants”). The Dinu Grants will be subject to the terms of the Plan and its applicable form of Restricted Stock Units Agreement as previously disclosed by the Company (the “Dinu RSU Agreement”). The Dinu RSU Agreement provides that the Dinu Director Grant will vest in four equal quarterly installments beginning on May 15, 2026, and continuing on each of August 15, 2026, November 15, 2026 and February 15, 2027, with the Dinu Director Grant being fully vested on February 15, 2027, subject to Dr. Dinu’s continued services with the Company through the applicable vesting dates. Further, the Dinu RSU Agreement provides that the First Dinu Officer Grant will become vested on May 15, 2027 with respect to 5,333 of the shares subject to the First Dinu Officer Grant, and the remaining 10,667 shares will vest in eight equal quarterly installments occurring on each subsequent August 15, November 15, February 15 and May 15, with the First Dinu Officer Grant being fully vested on May 15, 2029, subject to Dr. Dinu’s continued services with the Company through the applicable vesting dates. Further, the Dinu RSU Agreement provides that the Second Dinu Officer Grant will vest in sixteen equal quarters with the first installment vesting on May 15, 2026, and each subsequent installment vesting on the next occurring August 15, November 15, February 15 and May 15, with the Second Dinu Officer Grant being fully vested on February 15, 2030, subject to Dr. Dinu’s continued services with the Company through the applicable vesting dates.
Chief Financial Officer Restricted Stock Unit Grant
Also on the Approval Date, the Board, upon the recommendation of the Compensation Committee, approved a grant to Jay Jennings, under the Plan, of 2,800 RSUs (the “Jennings Grant”). The Jennings Grant will be subject to the terms of the Plan and its applicable form of Restricted Stock Units Agreement as previously disclosed by the Company (the “Jennings RSU Agreement”). The Jennings RSU Agreement provides that the Jennings Grant will become vested on May 15, 2027 with respect to 933 of the shares subject to the Jennings Grant, and the remaining 1,867 shares will vest in eight equal quarterly installments occurring on each subsequent August 15, November 15, February 15 and May 15, with the Jennings Grant being fully vested on May 15, 2029, subject to Mr. Jennings’s continued services with the Company through the applicable vesting dates.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	March 25, 2026
		By:	/s/ Dr. Raluca Dinu
		Name:	Dr. Raluca Dinu
		Title:	Chief Executive Officer